SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Security Agreement") is entered into as of May 14, 2008, between FPO, INC., a Washington corporation doing business as “MEL’S MARKET,” “MEL’S DELIVERY,” “JOELLE’S,” “SOUPS DU JOUR” AND “SIMON’S” ("Secured Party") and ORGANIC TO GO, INC., a Delaware corporation (“Grantor”).

In consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Grants of Security. To secure the payment and performance of all the Obligations (as defined below), Grantor hereby assigns and pledges to Secured Party, and hereby grants to Secured Party a continuing security interest in, and a right of set-off against, all of Grantor's right, title and interest in and to all of the assets acquired (the "Collateral") under the Agreement of Purchase and Sale of Assets dated as of May 14, 2008 by and among Secured Party, Larry J. Hamlin, Grantor and Organic To Go Food Corporation, a Delaware corporation (the “Asset Purchase Agreement”).

2. Security for Obligations. This Security Agreement secures the payment of the obligations of Grantor to Secured Party under Section 1.2(b) of the Asset Purchase Agreement and all of the obligations of Grantor under this Agreement (collectively, the "Obligations").

3. Representations and Warranties. Grantor represents and warrants to Secured Party as follows and shall be deemed to continually do so as long as this Security Agreement shall remain in effect:

a. Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance, except for the security interests created by this Security Agreement.

b. Grantor has exclusive possession and control of the Collateral.

4. Further Assurances.

a. From time to time, at the expense of Grantor, it will promptly execute and deliver all further instruments and documents (including financing or continuation statements, or amendments thereto), and take all further actions that may be necessary or desirable, or that Secured Party may request, to perfect and protect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Grantor also hereby authorizes Secured Party to execute on Grantor’s behalf and/or file all financing or continuation statutes and amendments thereto that Secured Party determines are necessary or desirable to perfect or protect any security interest granted hereby.

b. Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request.

5. Additional Covenants. Grantor shall:

a. Keep the Collateral (other than inventory sold in the ordinary course of business) at one or more of the locations listed on Schedule 2.8 to the Asset Purchase Agreement.

b. Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against (including claims for labor, materials and supplies), the Collateral, except to the extent the validity thereof is being contested in good faith.

6. Insurance. Grantor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Secured Party from time to time.

7. Transfers and Other Liens. Grantor shall not:

a. Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except inventory in the ordinary course of business; or

b. Create or suffer to exist any lien upon or with respect to any of the Collateral, except for the security interest created by this Security Agreement.

8. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement.

9. Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

10. Events of Default. The occurrence of any of the following events (each an "Event of Default") shall constitute a material default and breach of this Security Agreement by Grantor:

a. Any failure by Grantor to make any deposit or payment when due under the Asset Purchase Agreement, if such default continues for ten (10) days after receipt of written notice of default;

b. Grantor shall commence a voluntary case or other proceeding under the laws of any jurisdiction seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law, or seeking the appointment of a trustee, self trusteeship, receiver, custodian, or other similar official of it or any substantial part of its property; or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it; or shall make an assignment for the benefit of creditors; or shall generally not pay its debts as they become due or not be able to pay its debts as they become due; or admit in writing its inability to pay its debts as they become due; or shall take any corporate action to authorize any of the foregoing; or

c. An involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against Grantor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty days or a trustee, receiver, custodian or other official shall be appointed in such involuntary case;

11. Remedies. If any Event of Default shall have occurred and be continuing:

a. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Washington Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party immediately, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to the parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery. Grantor agrees that, to the extent notice of sale shall be required by law, at least twenty (20) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

b. All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 12) in whole or in part by Secured Party against, all or any part of the Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Obligations to Secured Party shall be paid over to Grantor or to the person lawfully entitled to receive such surplus.

c. Secured Party may, without notice to or demand upon Grantor, appoint a keeper or keepers, who may be officers, directors or employees of Secured Party, who shall have the power to enter upon all business premises of Grantor existing at the time of such default and shall have the power to collect on behalf of Secured Party all revenues from the operation of Grantor's businesses including, without limitation, all cash receipts, checks and other income in any form whatsoever. Such revenues shall be applied in the manner provided by the Code governing the application of proceeds from the sale of collateral in the event of default.

12. Indemnity and Expenses.

a. Grantor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct.

b. Grantor will upon demand pay to Secured Party any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

13. Amendments. No amendment or waiver of any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14. Addresses for Notices. Except as provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail in accordance with the notice provisions contained in the Asset Purchase Agreement.

15. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full and performance of all the Obligations to Secured Party; provided, however, that if thereafter Secured Party may pay such sums over to any other person for any reason whatsoever including bankruptcy, the security interest shall automatically be reinstated, and (ii) be binding upon Grantor, its successors and assigns. Upon the payment in full of the Obligations, except as provided above, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

16. Jurisdiction and Venue. If a dispute arises under this Security Agreement, jurisdiction and venue shall rest exclusively in the state courts located in Seattle, Washington, or the federal courts for the Western District of Washington. The parties to this Security Agreement waive any right either may have to a jury trial. Any party to this Security Agreement may file a copy of this Security Agreement with the clerk or judge of any court having jurisdiction as evidence of the parties’ waiver of the right to a jury trial.

17. Terms. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Washington. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code in the State of Washington are used herein as therein defined.

18. Headings. Section headings in this Security Agreement are included for the convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose.

19. Severability of Provisions. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FPO, INC.a Washington corporationdoing business as “MEL’S MARKET,” “MEL’S DELIVERY,” “JOELLE’S,” “SOUPS DU JOUR” AND “SIMON’S”		ORGANIC TO GO, INC. a Delaware corporation

By:	/s/ Larry J. Hamlin	By:	/s/ Jason Brown
	Larry J. Hamlin		Jason Brown
	President		Chief Executive Officer

	“Secured Party”		“Grantor